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                                                                      EXHIBIT 21

                     LIST OF SUBSIDIARIES OF THE REGISTRANT

COLONIAL BANK, AN ALABAMA BANKING CORPORATION.

THE COLONIAL BANCGROUP BUILDING CORPORATION, AN ALABAMA CORPORATION.

COLONIAL CAPITAL II, A DELAWARE BUSINESS TRUST.

DADELAND SOFTWARE SERVICES, A FLORIDA CORPORATION.